UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 18, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

New Executive Employment Agreements

As previously disclosed by EnteroMedics Inc. (the “Company” or “EnteroMedics”) in its Current Report on Form 8-K filed on January 8, 2016, the Company hired Naqeeb “Nick” Ansari as Senior Vice President of Sales, Peter DeLange as Senior Vice President of Operations and Business Development and Paul Hickey as Senior Vice President of Marketing and Reimbursement (collectively, the “New Executives”). At the December 22, 2015 meeting of the Board of Directors (the “Board”) of the Company, the Board had determined that each of the New Executives meets the requirements to be considered an executive officer of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934 (the “Exchange Act”) and in Section 16(a) of the Exchange Act.

Attached hereto as Exhibit 10.1 is the Executive Employment Agreement the Company entered into with Mr. Ansari on January 19, 2016 and effective as of January 6, 2016 (the “Ansari Employment Agreement”). The Ansari Employment Agreement has a one year term with an automatic renewal provision for successive one year terms and provides for a base salary of not less than $300,000 per year or such higher rate as may be approved by the Board. The Ansari Employment Agreement also provides that Mr. Ansari will be eligible for an annual management incentive program bonus target of up to 20% of his base salary in effect from time to time based on his level of achievement of milestones to be established between him and the Compensation Committee of the Board. Mr. Ansari is also eligible for a bonus of up to 1% of annual sales for calendar year 2016 under objectives to be set by the Compensation Committee. Effective as of January 19, 2016, Mr. Ansari was also granted an option to purchase 106,667 shares of the Company’s common stock as an inducement grant, with an exercise price of $1.31 per share, the closing price of the Company’s common stock on January 19, 2016. Mr. Ansari’s option will vest as follows: 25% of the shares will vest as of one year from the date of the Ansari Employment Agreement, and the remaining 75% of the shares will then vest in equal 2.0833% installments each month thereafter over the following 36 months.

Attached hereto as Exhibit 10.2 is the Executive Employment Agreement the Company entered into with Mr. DeLange on and effective as of January 18, 2016 (the “DeLange Employment Agreement”). The DeLange Employment Agreement has a one year term with an automatic renewal provision for successive one year terms and provides for a base salary of not less than $300,000 per year or such higher rate as may be approved by the Board. The DeLange Employment Agreement also provides that Mr. DeLange will be eligible for an annual management incentive program bonus target of up to 32% of his base salary in effect from time to time based on his level of achievement of milestones to be established between him and the Compensation Committee of the Board. Effective as of January 18, 2016, Mr. DeLange was also granted an option to purchase 166,667 shares of the Company’s common stock as an inducement grant, with an exercise price of $1.38 per share, the closing price of the Company’s common stock on January 18, 2016. Mr. DeLange’s option will vest as follows: 25% of the shares will vest as of one year from the date of the DeLange Employment Agreement, and the remaining 75% of the shares will then vest in equal 2.0833% installments each month thereafter over the following 36 months.

Attached hereto as Exhibit 10.3 is the Executive Employment Agreement the Company entered into with Mr. Hickey on January 22, 2016, and effective as of January 18, 2016 (the “Hickey Employment Agreement”, and together with the Ansari Employment Agreement and the DeLange Employment Agreement, the “Employment Agreements”). The Hickey Employment Agreement has a

one year term with an automatic renewal provision for successive one year terms and provides for a base salary of not less than $300,000 per year or such higher rate as may be approved by the Board. The Hickey Employment Agreement also provides that Mr. Hickey will be eligible for an annual management incentive program bonus target of up to 32% of his Base Salary in effect from time to time based on his level of achievement of milestones to be established between him and the Compensation Committee of the Board. Effective as of January 22, 2016, Mr. Hickey was also granted an option to purchase 106,667 shares of the Company’s common stock as an inducement grant, with an exercise price of $1.32 per share, the closing price of the Company’s common stock on January 22, 2016. Mr. Hickey’s option will vest as follows: 25% of the shares will vest as of one year from the date of the Hickey Employment Agreement, and the remaining 75% of the shares will then vest in equal 2.0833% installments each month thereafter over the following 36 months.

Each of the Employment Agreements may be terminated prior to the expiration of the term by mutual written agreement of the parties, in the event of death or disability, by the Company for “Cause” or by the New Executive for “Good Reason” (as such terms are defined in the Employment Agreements). In addition, under the Employment Agreements, either party may terminate the New Executive’s employment at any time for any reason or no reason, including after a “Change in Control” (as defined in the Employment Agreements) with 30 days’ prior written notice.

The Employment Agreements also provide that if the New Executive is involuntarily terminated by the Company without Cause or he terminates his employment for Good Reason, and he executes a general release of claims in favor of the Company, the Company will be obligated to pay, as severance pay, the New Executive’s base salary at the rate in effect on the date of termination for a period of twelve months. The New Executive will also be entitled to continue to participate in the Company’s medical, dental and life insurance programs for the period he is entitled to receive severance payments. Additionally, upon such termination, all of the New Executive’s options to purchase shares of common stock of the Company that would have vested within one year of the date of such termination shall vest immediately.

Additionally, upon the occurrence of a “Change in Control” and the satisfaction of certain other conditions, all of the New Executives’ then–unvested options will immediately vest, regardless of whether their employment is terminated in connection with the Change in Control. In addition, if a New Executive’s employment is terminated by the Company without Cause or by the New Executive for Good Reason after a Change in Control, any options issued to the New Executive which have not vested will accelerate such that on the date of separation, all of the New Executive’s options that have not vested will immediately vest upon the date of separation.

If a New Executive’s severance payment would trigger an excise tax liability, the Employment Agreements provide that he would be entitled to receive, at his discretion, either (i) a severance payout reduced below the amount that would trigger an excise tax liability, or (ii) his full severance pay, with the New Executive assuming all responsibility for any excise tax liability. The Company is not obligated to pay an “excise tax” under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and there are no tax “gross-up” provisions in the Employment Agreements. The Employment Agreements also provide that they shall be interpreted to avoid implications of taxes and penalties under Section 409A of the Code.

In addition, the Employment Agreements include an assignment provision and provide for non-competition, non-disclosure, non-solicitation and no recruitment commitments each lasting for a period of one year following termination.

The description of the Employment Agreements in this Current Report on Form 8-K is qualified in its entirety by reference to the copies of the Employment Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference. A copy of the press release issued in connection with the inducement option grants is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)

Inducement Option Plan

Effective as of January 18, 2016, the Board approved the EnteroMedics Inc. Inducement Option Plan (the “Inducement Plan”) pursuant to which the inducement grants to the New Executives were made. The Board also approved a form of Non-Incentive Stock Option Agreement to be used to evidence such inducement grants.

Any potential employee, officer or Non-Employee Director that the Company desires to induce into entering employment with, or serving on the board of, the Company or any Affiliate whom the Committee determines to be an Eligible Person in compliance with NASDAQ Listing Rule 5635(c)(4), is eligible to receive an award under the Inducement Plan. The Inducement Plan currently authorizes an aggregate of 380,001 shares of the Company’s common stock for issuance pursuant to awards under the Inducement Plan. Only “non-qualified” stock options under the Code may be awarded under the Inducement Plan.

No eligible person that may be a “covered person” within the meaning of Section 162(m) of the Code (a “covered person”) may be granted stock options or awards under the Inducement Plan, the value of which award or awards is based solely on an increase in the value of the shares after the date of grant, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (qualified performance-based compensation) for more than 190,000 shares or, if such award is payable in cash, for an amount greater than the fair market value of 190,000 shares at the time of payment.

The Board of Directors has appointed the compensation committee of the Company (the “Compensation Committee”) to administer the Inducement Plan. As a result, the Compensation Committee has the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Inducement Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Inducement Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Inducement Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has the authority to interpret the Inducement Plan and establish rules and regulations for the administration of the Inducement Plan.

The Compensation Committee may delegate its powers under the Inducement Plan to one or more officers or directors of EnteroMedics or a committee of such officers or directors, except that the Compensation Committee may not delegate its powers to grant awards to officers or directors of EnteroMedics or any affiliate who are subject to Section 16 of the Exchange Act, in a way that would violate Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

The Compensation Committee may adjust the Inducement Plan or outstanding awards in a manner it deems equitable if it is necessary in order to prevent the dilution or enlargement of such benefits or potential benefits in the case of a stock dividend or other distribution, recapitalization, stock split, merger, repurchase or exchange of shares of the Company’s common stock or other securities, issuance of warrants or other rights or other similar corporate transaction or event. As a result of such changes, and provided that the number of shares covered by any award or to which any award relates will always be a whole number, the Compensation Committee may adjust the number and type of shares (or other securities or property) subject to outstanding awards or that may be made the subject of future awards and/or the purchase or exercise price of any award.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the Inducement Plan. The shares available for award under the Inducement Plan may also include shares previously reacquired by EnteroMedics and designated as treasury shares.

An option granted under the Inducement Plan will be transferable by the holder to a family member, by will, or pursuant to the laws of descent and distribution, or as otherwise permitted pursuant to rules and regulations adopted by the SEC. The Compensation Committee, may permit a participant to transfer a stock option to any family member at any time that such participant holds such option as long as such transfer is not for value and the family member may not make subsequent transfers other than by will or the laws of descent and distribution. In addition, the Compensation Committee may permit, in its discretion, the “net exercise” of stock options granted under the Inducement Plan. The exercise price of outstanding stock options may not be lowered through re-pricing, or by canceling any previously granted stock option and replacing that option with a re-grant of the same award without prior approval of the Company’s stockholders.

The Board may amend, alter, suspend, discontinue or terminate the Inducement Plan; provided, however, that, notwithstanding any other provision of the Inducement Plan or any award agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval (i) if a class of the Company’s securities is then listed on a securities exchange, would cause Rule 16b-3 or the provisions of Section 162(m)(4)(c) of the Code to become unavailable with respect to the Inducement Plan; or (ii) would violate the rules or regulations of the NASDAQ Stock Market, any other securities exchange or the Financial Industry Regulatory Authority, Inc. that are applicable to the Company. No termination or amendment of the Inducement Plan will in any manner adversely affect an award previously granted under the Inducement Plan without the consent of the applicable award holder. While the Board retains the right to terminate the Inducement Plan as described above, the Inducement Plan will automatically terminate on January 18, 2026, the tenth anniversary of the effective date of the Inducement Plan. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of EnteroMedics or any other similar corporate transaction or event involving EnteroMedics, the Compensation Committee or the Board of Directors may provide for, in its sole discretion, upon the consummation of the event: (i) either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon exercise of such award or realization of the participant’s rights or replacement of such award with other rights or property selected by the Compensation Committee or the Board of Directors, in its sole discretion, (ii) such award to be assumed by the successor or survivor corporation or substituted for similar options, rights or awards, (iii) such award will be exercisable or fully vested with respect to all shares covered thereby notwithstanding anything to the contrary in the award agreement or (iv) such award cannot vest, be exercised or become payable after a date certain in the future which may be the effective date of such event.

The Compensation Committee has discretion to provide in any award agreement under the Inducement Plan that the restrictions on the award may lapse, mature or the award may become exercisable on an accelerated basis upon a change in control of EnteroMedics. The Inducement Plan allows the acceleration of the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval of (rather than the consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, EnteroMedics.

The description of the Inducement Option Plan and the Form of Non-Incentive Stock Option Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the copies of the Inducement Option Plan and the Form of Non-Incentive Stock Option Agreement attached hereto as Exhibits 10.4 and 10.5, respectively, which are incorporated herein by reference.

Item 8.01	Other Events.

On January 22, 2016, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) confirming that for the last 10 consecutive business days, the closing bid price of the Company’s common stock has been equal to or in excess of the $1.00 per share minimum bid price requirement for continued listing, as required by Nasdaq Listing Rule 5550(a)(2) (the “Rule”) and the Company was once again in compliance with the Rule. The letter further stated that this matter is now closed. The Company had previously received a noncompliance notice from the Staff on August 12, 2015, which stated that the Company had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Rule.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, by and between EnteroMedics Inc. and Naqeeb “Nick” Ansari, dated January 19, 2016

10.2	Executive Employment Agreement, by and between EnteroMedics Inc. and Peter DeLange, dated January 18, 2016

10.3	Executive Employment Agreement, by and between EnteroMedics Inc. and Paul Hickey, dated January 22, 2016

10.4	Inducement Option Plan

10.5	Form of Non-Incentive Stock Option Agreement

99.1	Press Release dated January 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Compliance Officer

Date: January 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, by and between EnteroMedics Inc. and Naqeeb “Nick” Ansari, dated January 19, 2016

10.2	Executive Employment Agreement, by and between EnteroMedics Inc. and Peter DeLange, dated January 18, 2016

10.3	Executive Employment Agreement, by and between EnteroMedics Inc. and Paul Hickey, dated January 22, 2016

10.4	Inducement Option Plan

10.5	Form of Non-Incentive Stock Option Agreement

99.1	Press Release dated January 22, 2016